                                                                    EXHIBIT 10.9

                          LEASE AND SERVICES AGREEMENT

       LEASE AND SERVICES AGREEMENT ("Agreement"), made this 17th day of November 1995, by and between ALLIANCE Greensboro, L.P., a Delaware partnership d/b/a ALLIANCE Business Centers with principal offices at 8201 Greensboro Drive, McLean, VA 22102 (the "Landlord") and Century National Bank, a District of Columbia corporation with principal offices at 1875 Eye Street, NW, Washington, D.C. 20006 (the "Tenant"), to lease the office(s) described below and to purchase certain services described in this Agreement.

Agreement to Lease. Landlord hereby leases to Tenant, and Tenant rents from Landlord, a portion of the Landlord's executive suite (the "Executive Suite") located in the building known as 8201 Greensboro Drive, Suite 1000, McLean, VA 22102 (the "Building") identified as Office/Suite number(s) #1049 and designated on the floor plan attached to this Agreement as Exhibit "A" (the "Premises"). Premises shall be used by no more than one person. No adjustment in the maximum number of persons occupying the Premises will be made without Landlord's prior written consent. Changes in the number of persons occupying The Premises shall result in a rental adjustment as stated in paragraph 6 of this Agreement. Tenant shall pay the rent and other charges and perform all other obligations required of Tenant in this Agreement without set-off or deduction. The Basic Terms of this Agreement are also outlined in Exhibit "B & D", attached.

       1. Use of Office. During the term of this Agreement, provided Tenant is not in default of any of the terms, covenants, conditions or provisions of this Agreement, Tenant shall have the exclusive use of the Premises. Landlord may take possession of the Premises and substitute other space in the Executive Suite substantially comparable to the Premises by giving written notice to Tenant at least thirty (30) days in advance, and Landlord shall pay for all reasonable costs of relocation.

       2. Rent and Other Charges. Tenant agrees to pay Fixed Monthly Rental Charges of $880.00 in advance, on the first day of each calendar month during the term of this Agreement, without notice or demand, and without set off or deduction. The rent for the first month shall be paid upon the signing of this Agreement. If any payment of rent or other charges due under this Agreement is not received within five (5) calendar days after its due date, the Tenant will also pay a late payment charge which shall be an amount equal to 10% of the past due payment for each and every month or part thereof that such payment remains unpaid or $50.00, whichever is greater. The financial terms of this Agreement are strictly confidential and Tenant agrees not to divulge this information to any other Tenant or potential tenant of Landlord. All checks must be drawn on a United States Bank or all fees or delays shall be charged to Tenant.

       3. Term. The term of this Agreement is for a period of approximately twelve months, commencing on January 1, 1996 at 9:00 a.m. and expiring on December 31, 1996 at 5:00 p.m.

       4. Security Deposit. Tenant shall deposit with Landlord $880.00 as a non-interest bearing security deposit. Landlord may use the security deposit to cure any default of Tenant under this Agreement, restore the Premises including any and all furniture, fixtures and equipment provided by Landlord and vendors at the Premises to their original condition, reasonable wear and tear excepted, to pay for repairs to any damage to the Premises, Executive Suite or Building, caused by Tenant or Tenant's guests, to pay any rent or other charges which Tenant owes Landlord at or prior to the expiration of this Agreement, and to reimburse Landlord for costs or expenses arising from any other obligation of Tenant which Tenant has failed to perform. If Landlord transfers control or ownership of the Premises and Landlord transfers the security deposit to such purchaser, Tenant will look solely to the new Landlord for the return of the security deposit, and the Landlord named in this Agreement shall be released from all liability for the return of the security deposit. The security deposit (less any sums used by Landlord) will be returned within sixty (60) days after the termination of any services rendered or expiration of the term hereof. The security deposit shall not be considered to be the final payment of Fixed Monthly Rental charges or service charges under this Agreement.

       5. Services. Provided Tenant is not in default of any of the terms, covenants, conditions or provisions of this Agreement, Landlord shall make available to Tenant certain Services and Facilities ("Services") as more fully described in Exhibit "C" attached to this Agreement. Such Services which are described in Exhibit "C" as being subject to a separate charge are due and shall be paid for by Tenant on the first day of each calendar month following the period being billed during the term of this Agreement. If payment is not received by Landlord within five (5) calendar days of first becoming due, Tenant shall pay a late charge in an amount equal to 10% per month on the unpaid balances, or $50.00, whichever is greater. All such Services shall be performed or provided at rates which are from time to time established by Landlord during the term of this Agreement. The current rates are listed on Exhibit "C". Landlord reserves the right to change the rates and charges for Services, or to discontinue any Services upon a default by Tenant of any of the terms, covenants, conditions or provisions of this Agreement, or, after providing thirty (30) days advance written notice to Tenant.

       6. Multiple Occupancy/Use. The Fixed Monthly Rental Charges are based on the Premises and services being used by one person only. If more than one person habitually use the Premises or services, the Fixed Monthly Rental Charges will be increased by a factor of $100.00 for each additional person. Tenant has asked that the second occupant not receive personal answering.

       7.     Telecommunications.

              a. Provided Tenant is not in default of any of the terms, covenants, conditions or provisions of this Agreement, Landlord will make available to Tenant, a telecommunications package which may consist of some combination of telephone numbers, lines, optional features such as call forwarding, conference calling, etc., voice mail, long distance, and directory listing. All components of the telecommunications package including any telephone numbers used by Tenant will remain at all times the property of Landlord and Tenant will acquire no rights in the components beyond the term specified by Landlord. In the event that any toll fraud is traceable to telecommunications services employed by Tenant, Tenant will reimburse Landlord for all charges associated with the toll fraud including, but not limited to, unauthorized use of calling cards or telephone lines. It is expressly acknowledged and agreed that Landlord shall be the sole and exclusive provider of telecommunication services to Tenant.

              b. Tenant waives its recourse to the Landlord for any claimed liability arising from the provision of telecommunication services. The liability of Landlord for direct damages including, without limitation, injuries to persons or property, arising out of mistakes, omissions, interruptions, delays, errors or defects in transmissions occurring in the course of furnishing telecommunications services and not caused by the negligence of the Tenant or Tenant-provided equipment, or arising out of the failure of Landlord to maintain proper standards of maintenance and operation and to exercise reasonable supervision shall not exceed an amount equivalent to the proportionate telecommunications charge to the Tenant for the period of time during which such mistake, omission, delay, error or defect in transmission occurs as calculated on a pro rata basis in quarter hour increments using a thirty (30) day month as the base period.

              c. Landlord has granted an exclusive license to Fairchild Communication Services Company to provide telephone equipment, voice and data services and other telecommunication services for the Premises. Tenant shall enter into a customer service agreement with Fairchild for telecommunication services as described in and at the rates set out in the Service Order Agreement which is attached hereto as Exhibit "F" and made a part hereof.

       8. Furnishings. The Premises shall contain those items of furniture and other items indicated on the Schedule of Furnishings attached hereto as Exhibit "E" and made a part hereof ("furnishings"). All furniture and office equipment supplied to Tenant for its exclusive use will be returned to Landlord at the expiration of this contract in the same condition as first delivered to Tenant, normal wear and tear excepted. If any repairs become necessary, Landlord will cause the repairs to be made and, if repairs are necessitated by Tenant's acts or negligence the repair charges will be billed to Tenant's account. Tenant is not authorized to order any repairs or to make any repairs itself.

       9. Use of Office. Tenant will use the Premises only for general office purposes. The type of business Tenant will conduct from the Premises is Sales. Tenant will not conduct any other type of business from the Premises without the prior written consent of Landlord. Tenant will not store or use anything which will create a fire or theft hazard, cause noise, create an odor, use abnormal amounts of electricity, create a nuisance, cause an increase in Landlord's insurance premiums or cancellation of its insurance. Tenant will not act in any manner which may offend Landlord or other tenants. Tenant will not bring any pets into the office. If Tenant uses an impact





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
or dot matrix printer, it will keep its office door closed during use. Smoking is not permitted in the Executive Suite.

       10. Alterations. Tenant will not make any alterations to the Premises unless it obtains prior written approval from Landlord. Approval may be conditioned on: (a) agreement that improvements will remain the property of Landlord, at the termination of this Agreement; and/or (b) Tenant making a security deposit; and/or (c) agreement by Tenant that it will return the Premises to its original condition when it vacates.

       11. Assignment/Subletting. Tenant shall not assign or encumber this lease nor sublease all or a part of the Premises used by it.

       12. Recruiting Landlord's Employees. Tenant acknowledges that finding, hiring and training employees is time-consuming and expensive. Tenant agrees that it will not, during the term of this Agreement and any renewals thereof, or for a period of one year after the expiration or sooner termination of this Agreement, hire or cause an offer to employ any person who is or has been an employee of Landlord or Landlord's agent. If Tenant either (i) hires an employee of Landlord or Landlord's agent; or (ii) hires any person who has been an employee of Landlord or it's agent within six months prior to the time they are hired by Tenant, Tenant will be liable to Landlord for liquidated damages in an amount equal to six months' wages of the employee, at the rate last paid that employee by Landlord. The provisions hereof shall survive the expiration or sooner termination of the term hereof.

       13. Personal Property Damage. Landlord shall not be liable for any damage to personal property owned by Tenant, its guests, customers, invitees or visitors, unless the damage is caused by the gross negligence of the Landlord or its employees.

       14. Personal Injury. Landlord shall not be liable for personal injury suffered by Tenant, its guests, customers, invitees or visitors, unless the injury is caused by Landlord's own gross negligence, or that of its employees.

       15. Tenant's Property. If Tenant vacates the Premises and leaves behind any property, whatsoever, same will be considered abandoned by Tenant and may be disposed of by Landlord at Tenant's expense. If Tenant defaults in the payment of sums due to Landlord, and Landlord changes the locks, removes Tenant's property, or otherwise denies access to Tenant, Landlord will not be guilty of conversion.

       16. Indemnity. If a claim is made against Landlord because of some action or inaction of Tenant or its guests, customers, invitees or visitors, Tenant will indemnify Landlord and hold it harmless from those claims. This indemnity includes not only the amount of any such claim, but also all of Landlord's costs in investigating and defending those claims including all related fees charged





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
by Landlord's Legal Counsel, plus a charge at the rate of $170.00 per hour for any time spent by Landlord's officers in dealing with those claims. Further, in the event that any of Landlord's employees travel off premises at the request of Tenant and such travel results in damages or exposes Landlord to liability, then Tenant will indemnify Landlord and hold it harmless from any such claims or damages.

       17.    Insurance: Waiver of Claims.

              a. Landlord has no obligation to and will not carry insurance on Tenant's liability coverage, personal or business property or on the Premises. Landlord will not be liable to Tenant or to any other person for damages on account of loss, damage or theft, to any business or personal property of Tenant. Tenant waives any claims against Landlord from any loss, cost, liability or expense (including reasonable attorneys' fees) arising from Tenant's use of the Premises or any common areas made available to Tenant by Landlord or from the conduct of Tenant's business, or from any activity, work, or thing done in the Premises or common areas by Tenant or Tenant's agents, contractors, visitors or employees.

              b. The Landlord shall not be liable or responsible to the Tenant for any injury or damage resulting from the acts or omissions of Landlord, its employees, persons leasing office space or obtaining services from the Landlord, or other persons occupying any part of the Executive Suite or Building, or for any failure of services provided such as water, gas or electricity, or for any injury or damage to person or property caused by any person (except for such loss or damage arising from the willful or grossly negligent misconduct of the Landlord, its agents, servants, or employees) or from the Landlord's failure to make repairs which it is obligated to make hereunder. Neither Landlord or any of its agents, employees, officers or directors shall be responsible for damages resulting from any error, omission or defect in any typing, copying, assembling or other secretarial work, or work performed or provided as part of the services rendered, whether uncompensated services or compensated services are rendered.

              c. Tenant shall provide Landlord with a certificate of insurance evidencing General/Public Liability coverage with liability limits of not less than One Million Dollars ($1,000,000) per occurrence for Bodily Injury and/or Property Damage Liability and One Hundred Thousand Dollars ($100,000) per occurrence for Fire/Legal Liability. Said insurance coverage shall remain in force during the term of this Agreement and renewals thereof and the Landlord shall be named as an additional insured. Tenant's failure to provide or maintain such insurance shall not reduce or otherwise alter Tenant's liability or responsibility to pay any judgment rendered against Tenant for such Liability and Damages.

              d. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all claims, damages, injury, loss and expenses to or of any person or property





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
resulting from the acts or negligence of Tenants, its agents, employees, invitees and licensees while in the Building, Executive Suite and Premises.

       18. Right of Entry. Landlord has the right without notice to enter upon the Premises at any reasonable time to examine same, make repairs, alterations or improvements, or to show the Premises to prospective tenants, and in the ordinary course of providing services requested by Tenant. Landlord's right of entry shall include the right to enter upon the Premises for the purposes of inspection. Landlord shall have a key to the Premises.

       19. Waiver. If Landlord allows any default or variance in this Agreement, or does not enforce each and every provision of this Agreement, same will not constitute a waiver of its rights. No matter how often Landlord allows the default or variance, or a variety of defaults or variances by Tenant or others, or does not enforce each and every provision of this Agreement, it may still, without advance notice, require strict adherence to this Agreement or prohibit future variances. Nothing will change the terms of this Agreement, or extend it, or add to it, unless in writing and signed by Landlord and Tenant.

       20. Holdover. If Tenant or any one claiming through Tenant holds over in the Premises beyond the expiration or termination of the term of this Agreement, then Tenant's occupancy may be continued, at Landlord's option, on a month-to-month basis, at an increased rate equal to twice the Fixed Monthly Rental Charges set forth in Paragraph 2 hereof. The Fixed Monthly Rental Charges will be due on the first day of each month, and there will be no pro-ration for a partial month of use.

       21. Vacating. Upon the expiration or sooner termination of the term of this Agreement, Tenant will promptly vacate the Promises in the same condition as when first occupied by Tenant, normal wear and tear excepted, turn in its keys, and provide Landlord with a forwarding address and telephone number.

       22. Mail Forwarding. After termination or expiration of the term of this Agreement, Tenant shall notify all parties of Tenant's new address. Landlord will forward mail to Tenant at its new address for a period of 15 days, and will bill Tenant for clerical, supplies and/or any cost of delivery or any new postage necessary for the forwarding. Afterwards, mail forwarding may be continued for a monthly fee of $50.00, plus 50 cents per piece handling fee and any cost associated with delivery or postage. Tenant, if requested by Landlord, shall pay a retainer against anticipated monthly forwarding charges. Absent such an arrangement, mail will be returned.

       23.    Events of Default.  The following are Events of "Default":

              a.     Fixed Monthly Rental Charges more than five days past due;
              b.     Any other costs or charges more than ten days past due;





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
              c. If Tenant becomes insolvent, makes an assignment for benefit of creditors, or files a voluntary petition under any bankruptcy or insolvency law, or has filed against it an involuntary petition under any such law; or,
              d. Default in any other terms of this Agreement or the exhibits attached hereto, but only if Landlord gives Tenant written notice of the default, and Tenant fails to cure the default within five (5) days of the notice. In the event of a recurring default, Landlord will give Tenant five (5) days notice to cure for the first event of default. Thereafter, Landlord need not give Tenant any notice for a substantially similar default.

       24. Remedies. On Default, Landlord may choose any or all of the following remedies:
              a.     Terminate this Agreement;
              b. Accelerate the Fixed Monthly Rental Charges, and demand all sums due immediately;
              c. Take possession of all property in the Premises and store same, at Tenant's expense, until taken in full or partial satisfaction of any lien or judgment;
              d. Deny access to the Premises (as well as to the Executive Suite) by Tenant and deny use of any of the services; and
              e.     Any other remedies allowed by law.

       25. Additional Charges Upon Default. In the event of default, Tenant will be liable for the following additional charges:
              a.     Attorneys' fees and expenses incurred by Landlord;
              b. Time spent by any of Landlord's management or the management of Landlord's agents, at the rate of $170.00 per hour;
              c.     Interest on unpaid sums at 18% per annum;
              d. Any other costs incurred by Landlord as a result of the default.

       26. Other Consequences of Default. In the event of default, Landlord may immediately cease providing Tenant with any or all services, including but not limited to, telecommunications services.

       27. Primary Lease. Tenant recognizes that by a Primary Lease Agreement between the owner of the Building and Landlord, dated November 15, 1994, Landlord, ALLIANCE Greensboro, L.P., doing business as ALLIANCE Business Centers, leased the Executive Suite. This Agreement is subject to the Primary Lease Agreement.

       28. Severability. In the event any one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein.





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
       29. Notices. All notices excluding late notification, under this Agreement shall be in writing and shall be deemed given if: (i) delivered by hand, the receiving party having signed a receipt therefor, or (ii) mailed by registered mail or certified mail, return receipt requested, first class postage, or sent by overnight courier providing a receipt, if to the Landlord:

                     ALLIANCE Greensboro, L.P.
                     Attn: Lori Shackleton
                     8201 Greensboro Drive, Suite 1000
                     McLean, VA 22102

with a copy to:      ALLIANCE Business Centers
                     Attn: Accounting
                     122 East 42nd Street, Suite 1700
                     New York, NY 10168

and if to Tenant:    Century National Bank
                     1875 Eye Street, NW
                     Washington, D.C., 20006

       30. Ambiguities. Tenant has had an opportunity to read this Agreement and to ask questions. If Tenant later claims any ambiguities in the Agreement, those ambiguities will be interpreted in favor of Landlord.

       31. Guaranty. In consideration of the execution this Agreement by the Landlord, the undersigned Guarantors, jointly and severally, do hereby guarantee to the Landlord, its successors and assigns, payment of all or any sums due or to become due under the terms and conditions of this Agreement and the performance by Tenant of all of the undertakings, obligations and liabilities imposed upon Tenant by this Agreement. The liability of the guarantors hereunder shall be unconditional and shall not in any manner be affected by any indulgence whatsoever granted or consented to by the Landlord, including but not limited to, any extension of time, renewal, waiver or other modification. Guarantors are liable for all sums due under this Agreement, any Extensions, Amendments, or Addendums thereof, and for any other sums due from Tenant to Landlord, no matter when or how incurred. Landlord does not have to attempt collection from Tenant before proceeding against Guarantor. Guarantor will not be released unless Landlord specifically releases Guarantor in writing signed by Landlord.

       32. Returned Check. If a Tenant check is returned for any reason at all, Tenant will pay an additional charge of $100.00 per returned check and, for the purposes of calculating late charges or events of default, it will be as if the payment represented by the check had never been made.





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       33.    Entire Agreement.  This Agreement, including Attachments and
Exhibits, expresses the entire understanding and all agreements of the parties. Neither party has made or shall be bound by any agreement or representation to the other party which is not expressly set forth herein. This Agreement may not be modified orally or in any manner other than by an amendment in writing signed by both the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

                             Landlord:

                             ALLIANCE Greensboro, L.P.
                             a Delaware Partnership

Date: 12/18/95               By: /s/ LORI SHACKLETON
                                ----------------------------------------------
                                    EOG Greensboro, Inc.
                                    General Partner
                                    Lori Shackleton - General Manager



                             Tenant:

                             Century National Bank


Date: 12/15/95               By: /s/ ROBERT W. HUTCHINS
                                ----------------------------------------------

                             Print: Robert W. Hutchins, EVP
                                   -------------------------------------------

                             GUARANTORS:


                             -------------------------------------------------


                             -------------------------------------------------





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
                                  EXHIBIT A

        [This exhibit is a floorplan of the Alliance Business Center located at 8201 Greensboro Dr., Suite 1000, McLean, VA 22102.]

                                   EXHIBIT B

                            BASIC TERMS OF AGREEMENT


TENANT:                                            Century National Bank

LANDLORD:                                          ALLIANCE Greensboro, L.P.

TERM:                                              One Year Lease

MOVE IN DATE: January 1, 1996                      MOVE OUT DATE:  December 31, 1996

OFFICE/SUITE NO.(S):                               #1049

CONFERENCE ROOM USAGE ALLOWANCE:                   Up to 40 hours per month.

FIXED MONTHLY OFFICE RENTAL:                       $775.00

FIXED MONTHLY FURNITURE RENTAL:                    105.00

FIXED MONTHLY PHONE CHARGE:                        See Exhibit "F"

FIXED MONTHLY ADD'L PEOPLE CHARGE:                 0.00

FIXED MONTHLY PARKING:                             Complimentary for first lease term.

OTHER FIXED MONTHLY CHARGES:

                DESCRIPTION:

REFUNDABLE SECURITY DEPOSIT:
                 Rent:                                                        $775.00
                 Furniture:                                                    105.00
                 Services: (parking)                                             0.00
                 Keys (1 #of Set(s)):                                           45.00
                 Total Deposit:                                               $925.00

PAYMENT DUE AT SIGNING:
                 1st Month's Office Rental                                    $775.00
                 1st Month's Furniture Rental                                  105.00
                 1st Month's Parking                                             0.00
                 Initial Set-up Charge                                          75.00
                 Security Deposit Increase                                     925.00

         TOTAL FIRST MONTH'S RENTAL AND CHARGES AND DEPOSIT . . . . . . . . . . . . . . . . . . . . . .  $1880.00

Note: Please be sure to write a separate check for all deposits.

PAYMENT DUE ON THE FIRST OF EACH MONTH THEREAFTER:


                 Fixed Monthly Office Rental                                  $775.00

                 Fixed Monthly Furniture Rental                                105.00

                 State Tax on Furniture Rental (4.5%)                            4.73

                 Other Fixed Monthly Charges                                     0.00

         TOTAL FIXED MONTHLY RENTAL CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $884.73





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
                             EXHIBIT B (CONTINUED)


FEATURES & SERVICES INCLUDED IN OFFICE RENT

1) Individual office(s) appointed with a set of office furniture (if included in Exhibit E).

2)       Cleaning and maintenance of office space and trash collection.

3) HVAC during normal business hours (per building regulations), electric utility costs and real estate taxes per Agreement (Does not include occupancy taxes if applicable.)

4)       Twenty-four hour access to office.

5)       Reasonable use of kitchen facilities.

6) Furnished reception area and a receptionist to greet and announce guests.

7) Use of conference rooms and audio-visual equipment based on the "Allowance" specified in Exhibit B and subject to availability.

8) Personalized telephone answering Monday through Friday from 8:30 a.m. to 5:30 p.m.

9)       Building directory listing, subject to availability.

10)      Facsimile Number (usage to be billed at attached rates)

11)      Normal Mail and package receiving.

                                   EXHIBIT C
                              SCHEDULE OF SERVICES


A.  ACCOUNTING

    1)   Establishing a second account for Tenant's convenience                $ 25.00 each time
    2)   Clerical fee for processing payment using MC/VISA                     $ 25.00 each time
    3)   Clerical fee for processing payment using American Express            $ 25.00 each time
    4)   Fax or send duplicate statement or records                            $ 5.00/copy/each
         (plus postage and faxing costs)
    5)   Research, collection calls or processing                              Actual time billed as Clerical Service
         (plus postage, faxing and telephone incurred charges)

B.  ADMINISTRATIVE

    1)   Credit authorization fee per contract
         (charged to all new Tenants/Clients)                                  $ 75.00/contract (Full-time Tenant)
                                                                               $ 50.00/contract (Identity)
    2)   Moving a Tenant from one suite to another, switching keys and cards   $ 50.00/person

    3)   Additional employee initial set up                                    $ 50.00 one-time charge
         Recurring Monthly Charge                                              $ 100.00/month

    4)   Painting and cleaning fee for a lease of less than six (6)
         months including administrative coordination                          $ 200.00 per office

    5)   Lost security card, lost key                                          $ 25.00 per item

    6)   Tenant Monthly Storage (boxes, other items)                           $ 40.00/month/closet

C.  ANSWERING SERVICE (8:30 - 5:30 p.m.)(Mon. - Fri.)

    1)   Full-Time Tenant                                                      Included in Contract
    2)   Answering Service/Voice Mail Only                                     $ 110.00 (Includes 2 persons,
                                                                               one voice mail box)
    (Hand written messages will be assessed a Clerical Service fee billed in 6 minute increments.)

D.  CLERICAL SERVICE*

    Standard Clerical Rate                                                     $ 22.00/Hour
                                                                               (24-Hour Turnaround)
    1)   Proofreading/Editing, outgoing calls for Tenants,                     Clerical Service billed
         typing forms, preparation of expense reports, payroll,                in 6 minute increments
         check reconciliation, light accounting, bill paying,
         invoicing (bookkeeping), extensive fax transmission
         travel, ordering office supplies, photocopying for
         Tenants or visitors, bank deposits, arrange conference
         calls and meetings, computer maintenance, research,
         filing, project coordination.

    2)   The clerical services mentioned above will be billed at               $ 44.00/Hour
         200% per Clerical rate if performed before or after scheduled         (l-8/Hour Turnaround)
         working hours, or requested as a rush job.                            Clerical Service billed
                                                                               in 6 minute increments
    3)   Notary                                                                Clerical Service billed
                                                                               in 6 minute increments
    4)   Patching a call through to a seven-digit number not set               6 minutes Clerical per call plus
         up with a patch service                                               cost of call

E.  CONCIERGE SERVICES

    Arrangement for Business Supplies,                                         Clerical Service billed
    Catering, Meal order taking, etc.                                          in 6 minute increments
                                                                               (18 minute minimum)

F.  CONFERENCE ROOMS

    1)   Rental                                                                Included for Full-Time Tenants
                                                                               $ 25.00/Hour
                                                                               $ 150.00/Day (1 - 12 Persons)
    2)   Seminar Room                                                          Included for Full-Time Tenants
                                                                               $ 50.00/Hour
                                                                               $ 300.00/Day (up to 40 Persons)
    3)   Cancellation, if not within 24 hours for conference room,             Billed at 50% of time reserved
         will be applied to Identity Tenants only.

    4)   Clean up after Client/Tenant in conference room                       Clerical Service billed
         in 6 minute increments

                                                                               (18 minute minimum)
G.  DIRECTORY LISTING - Building Lobby

    1)   Full-Time Tenant                                                      Included
    2)   Identity Client or Additional Listings                                $ 40.00/line/one-time

H.  FURNITURE

    1)   Moves/adds/changes including administrative coordination              $ 25.00/piece

    2)   Additional Furniture Rental                                           Price Based on Piece Requested
         Standard Furniture Set                                                $ 75.00/month/set

I.  KITCHEN FACILITIES - Coffee, tea, etc.

    1)   Tenants/Clients per cup service                                       Included
    2)   Pots for Conf. Room                                                   $ 10.00/pot

J.  MAIL SERVICES

    1)   Deliver parcel to Tenants office or distribute to client from front desk.
         All parcels are called to Tenant.(If not picked up by 5:00 p.m., we                 (6 minutes Clerical Service)
         will deliver to office.)

    2)   Prepare Certified, Express, or Courier                                              (6 minutes Clerical Service)

    3)   Check mailbox/review mail by phone                                                  (6 minutes Clerical Service)

    4)   Prepare packages, such as label/wrap                                                Clerical Services billed
                                                                                             in 6 minute increments
                                                                                             plus supplies
    5)   Trace Shipments (Fed Ex, UPS, etc.)                                                 (6 minutes Clerical Service plus
                                                                                             cost of call)

    6)   Mass mailings (folding, stuffing, posting, etc.)                                    Varies depending upon size of
                                                                                             mailing.

K.  MESSAGE HANDLING

    1)   Message taking for visitors or conference room use                                  Clerical Services billed
                                                                                             in 6 minute increments
    2)   Tenant advertisements - recording messages                                          Clerical Services (18 minute
                                                                                             minimum)
    3)   Relaying Tenant voice mail messages over the phone                                  Clerical Services billed
                                                                                             in 6 minute increments
    4)   Advertisements - Newspaper/magazine/publish material, etc.                          $ 30.00/ad/month

L.  OFFICE SUPPLIES

    1)   Minimum supplies are available on site through ALLIANCE or                          Cost + 20%
         may be ordered. (See a Clerical Assistant for requests)
    2)   Weekly orders may be placed directly for Tenant                                     Clerical Services billed
                                                                                             in 6 minute increments
                                                                                             (18 minute minimum)
M.  PARKING

    1)   Surface                                                                             Complimentary
    2)   Covered Parking Garage                                                              $ 50.00/pass/month

N.  POSTAGE FEES

    1)   U.S. Mail/UPS                                                                       Cost + 20%
    2)   Courier Service                                                                     Cost + 20%
    3)   Federal Express                                                                     Standard Rates
    (Landlord shall serve as postal agent to all tenants and clients.)

O.  PRODUCTION AND COPYING

    1)   Binding, copying, transparencies                                      Clerical Services billed
         (production time only)                                                in 6 minute increments

    2)   Photocopies                                                           $    .15/ea. (1-500)
                                                                               $    .10/ea. (Production Rate)
    3)   Binding (Includes Spine, Cover & Backing)                             $  3.50/ea.
         (A medium volume copy machine is available for Tenants.)

P.  TELECOMMUNICATIONS

    1)   Standard Phone Equipment                                              $ 95.00/set per month
         - Includes phone with built in speaker phone, DID phone number with 2 roll over lines, 1 line directory listing, voice mail and other basic features of telephone system. Installation fee and set up not included.
         (Billed Directly from Fairchild Communications Services Company)
    2)   Phone, Fax or Dataline installation.                                  $ 130.00/line
    3)   Fax or Data Line (Additional recurring charge each month)             $ 40.00/line per month
    4)   Additional voice mail boxes/telephone answering                       $ 110.00/person per month
    5)   Splitting a phone number for additional voice mail boxes              $ 10.00/each box per month
    6)   Voice mail; adding another personal box                               $ 10.00/each box per month
    7)   Programming voice mail to pager                                       $  25.00 programming fee per pager
    8)   Voice Mail Paging (Monthly)                                           $ 10.00/each pager per month plus
                                                                               call transfer fee (As charged by
                                                                               local phone company)
    9)   Call Patching set up fee                                              $ 25.00 per number (one time charge)
    10)  Call Patching (Monthly)                                               $ 25.00/month plus call transfer
         (Includes 40 patches)                                                 fee (Based on distance of call)
                                                                               Additional patches $.75/ea.
    11)  Reconnect fee (after termination of service)                          $ 130.00/phone or data line

Q.  TELECOPY/FAX - (Plain paper available)

    1)   Outgoing                                                              $ 2.00/page + Phone Call
    2)   Incoming                                                              $.50/page
    (Clerical charges may be incurred for faxes sent after normal business hours.)

R.  WORD PROCESSING/GRAPHICS*

    1)   Standard Word Processing Rate                                         $ 26.00/hour

    2)   The Word Processing rate mentioned above will be billed at            $ 52.00/hour
         200% per this rate if performed before or after scheduled
         working hours, or requested as a rush job.

    3)   Resumes:
         Typing Only                                                           $ 40.00/1st page
                                                                               $ 20.00/each additional page

    4)   Resume Writing Consultation Services                                  $ 45.00/hour

    5)   Resumes supplied on diskette provided by Landlord                     $ 10.00/disk

    6)   Letters typed for outside Tenants (including cover letters
         for resumes)                                                          $ 9.00/page

    7)   Letters, memos, proposals                                             $ 26.00/hour billed in 6 minute
                                                                               increments (18 minute minimum)

    8)   Tables, charts                                                        $ 35.00 - 80.00/hour billed
                                                                               in 6 minute increments
                                                                               (18 minute minimum)

    9)   Company Flyers, Pamphlets, Brochures                                  Varies upon scope of project

    10)  Technical Design                                                      Varies upon scope of project
    11)  Flow Charts                                                           Varies upon scope of project
    12)  Logo Design                                                           Varies upon scope of project

    13)  Business Cards (consultation with Tenant and includes
         3 designs-does not include print shop charges)                        Varies upon scope of project

    14)  Letterhead and/or envelope design
         (consultation with Tenant and includes 5 designs--does
         not include print shop charges)                                       Varies upon scope of project

    15)  Spreadsheets                                                          $ 35.00-80.00/hour (Price may
                                                                               vary depending upon complexity
                                                                               of spreadsheet (i.e., formats)

*Landlord shall bill in accordance with Industry Production Standards (IPS), published by the National Association of Secretarial Services and the Executive Suite Association. IPS are used for computing the time charged for document production and non-keyboarding services. IPS are based on the average time required to perform specific duties by a professional word processing operator. This allows Tenant to know how much a project will cost regardless of how long it takes to complete it.

                                   EXHIBIT D

                              RULES & REGULATIONS

1) Landlord shall assign Tenant a specific Client number, unique to Tenant which Tenant shall use to obtain various services from Landlord including: photocopies, typing, word processing and dictation/transcription, clerical, concierge and assorted other services. Tenant agrees to keep this Client number confidential and Tenant agrees to pay all costs for services charged to this Client number. The Landlord will maintain records that account for all such service charges for a period of sixty (60) days after billing Tenant for these charges. These records are available for review by Tenant upon request of at least three
      (3) business days prior written notice.

2) Any special wiring, including any computer or printer networking wiring desired by Tenant, must be approved in writing by the Landlord and installed at Tenant's expense by an electrician approved by the Landlord. Tenant shall bear the cost of removing such wiring at the expiration of the Lease term.

3) Tenant shall not use hot plates, coffee makers, microwave ovens or similar devices in the Premises nor shall Tenant at any time use in the Premises any machine, equipment, or other article which, in Landlord's judgment, creates an unreasonable risk of fire, explosion, or other hazard, or requires excess electrical current.

4) The sidewalks, entries, passages, public corridors, stairways and other parts of the Building and Executive Suite shall not be obstructed or used for any other purpose than ingress or egress.

5) Tenant shall not install or permit the installation of mylar films or sun filters on windows. Tenant shall not place any type of sign in the Premises, Executive Suite or the Building.

6) Tenant agrees to conduct business in the Premises in a quiet and orderly manner so as not to disturb other occupants. Loud music, noisy equipment and other disturbing sounds are not permitted. Tenant agrees to take whatever steps are necessary to correct or cease any violation of this regulation immediately upon notification of such violation by Landlord.

7) Bicycles, motor scooters or any other type of vehicle shall not be brought into the Building, Executive Suite or the Premises.

8) No animal shall be permitted within the Premises, Executive Suite or the Building at any time, except if permission is granted in writing by Landlord.

9) Tenant will not conduct any activity within the Premises, Executive Suite or Building which in the sole judgment of the Landlord will create excessive traffic or is inappropriate to the executive suite environment.

10) Without Landlord's specific prior written permission, Tenant is not permitted to place "mass market", direct mail or advertising (i.e. newspaper, classified advertisements, yellow pages, billboards) using Tenant's assigned telephone number or take any such action that would generate a significant number of incoming phone calls.

11) Immediately following Tenant's use of conference room space and/or AudioVisual equipment, Tenant shall clean up and return the space and equipment to the state and condition it was in prior to Tenant's use. If not, Landlord may charge Tenant for the "clerical time" and any other expenses required to restore the conference space and/or equipment to its original condition.

12) Tenants who leave equipment "on" in the Premises overnight or for long periods of time when they are not in the Premises will be subject to an additional charge for excess electrical usage unless this usage was approved in writing by the Landlord and specifically included in Tenant's monthly rent.

13) Tenant shall not provide or offer to provide any services to Landlord's Tenants or it's other customers if such services are available from the Landlord.

14) Cigar smoking is not permitted anywhere in the Building. Cigarette and/or pipe smoking is permitted only in designated areas. Landlord has the right to change designated smoking areas upon at least two (2) days prior written notice.

15) Tenant shall not make any additional copies of any Landlord issued keys. All keys and security cards are the property of Landlord and must be returned upon request or by the close of the business on the expiration or sooner termination of the Agreement term. Any lost or unreturned keys or cards shall incur a $25.00 per item charge and the cost to re-key the office.

16) Landlord must be notified in writing if Tenant desires to utilize the conference room or other common areas of the Executive Suite during weekend hours. Landlord may deny the Tenant access if the desired usage is inappropriate and may disrupt normal operations.

17) Tenant shall not solicit other Tenants of the Executive Suite or companies and their employees in the Building without first obtaining Landlord's prior written approval.

18) Tenant is aware that employees of Landlord are not permitted to date Tenants or their employees and Tenant shall so advise its employees.

19) Tenant's parking fights (if any) are defined by the Landlord's Lease agreement with the owner of the Building. Landlord reserves the right to modify parking arrangements if required to do so by Building management.

20) Tenant must abide by any rules and regulations set forth by the Building in addition to those of the Landlord.

21) ALLIANCE Business Centers is a network of shared office facilities which includes owned, Affiliate, and Associate locations. Due to the nature of the network there may be periodic changes in membership. Consequently, ALLIANCE cannot guarantee that any location that is currently in the network will be a participant in the future.

22) ALLIANCE Business Centers is not a franchise and therefore does not in any way dictate or control the operations of Affiliate or Associate locations.

23) Without Landlord's specific prior written permission, Tenant shall not install any equipment such as copiers and fax machines in the Premises.

24) Schedule D may be modified or amended at any time by the Landlord to assure, in Landlord's sole judgment, a professional and cost effective business operation of the Executive Suite within which the Premises are contained.

                                   EXHIBIT E
                            SCHEDULE OF FURNISHINGS

FURNITURE                         COLOR                        CONDITION                 CHARGE
---------                         -----                        ---------                 ------
  1    Executive Desk(s)            Mahogany                     Good
----                              ---------------------        -----------------         -----------------------

  1    Credenza(s)                  Mahogany                     Good
----                              ---------------------        -----------------         -----------------------

  0    Lateral File(s)
----                              ---------------------        -----------------         -----------------------

  1    Bookcase(s)                  Mahogany                     Good
----                              ---------------------        -----------------         -----------------------

  0    Round Conference Table(s)
----                              ---------------------        -----------------         -----------------------

  1    Executive Chair(s)           Teal                         Good
----                              ---------------------        -----------------         -----------------------

  2    Guest Chair(s)               Mahogany                     Good
----                              ---------------------        -----------------         -----------------------

  0    Secretarial Chair(s)
----                              ---------------------        -----------------         -----------------------

  1    Waste Basket(s)              Tan                          Good
----                              ---------------------        -----------------         -----------------------

  1    Floor Mat(s)                 Clear                        Good
----                              ---------------------        -----------------         -----------------------


ARTWORK:    _________ FRAMED PICTURE(S)
-------

(1)                                                    (2)
   ---------------------------------                      ---------------------------------

(3)                                                    (4)
   ---------------------------------                      ---------------------------------

(5)                                                    (6)
   ---------------------------------                      ---------------------------------


ADDITIONS/DELETIONS:                                                           DATE:
                    -----------------------------------------------------------     ------------------

COMMENTS ON CHANGES:
                    ----------------------------------------------------------------------------------

                     Century National Bank
Tenant SIGNATURE:    By: /s/ ROBERT W. HUTCHINS                                DATE: 12/15/95
                 --------------------------------------------------------------     ------------------

                     Robert W. Hutchins, EVP
Landlord SIGNATURE:  By: /s/ LORI SHACKELTON                                   DATE: 12/18/95
                   ------------------------------------------------------------     ------------------

One key each for file drawer in credenza and desk

  1   key(s) for office/suite (#1049) door
-----

  1   security card for building #8201 (Card #_______________)
-----

  1   security key or card for 10th floor at 8201 Greensboro Drive
-----



                     Century National Bank
Tenant SIGNATURE:    By: /s/ ROBERT W. HUTCHINS                                DATE: 12/15/95
                 --------------------------------------------------------------     ------------------

                     Robert W. Hutchins, EVP
Landlord SIGNATURE:  By: /s/ LORI SHACKELTON                                   DATE: 12/18/95
                   ------------------------------------------------------------     ------------------